UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 18, 2026

TCGX Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-43434	98-1943484
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

245 Lytton Ave., Suite 350
Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

(650) 924-9424

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	TCGX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 18, 2026, TCGX Acquisition Corp., a Cayman Islands exempted company (“TCGX”), TriGemX Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of TCGX (“Merger Sub”), and TriGemX Bio, Inc. (formerly known as Kallyope, Inc.), a Delaware corporation (“TriGemX”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”). The Business Combination Agreement and the transactions contemplated thereby (the “Business Combination”) were approved by the boards of directors of each of TCGX and TriGemX. The Business Combination is expected to close in the first quarter of 2027, following the receipt of the requisite approvals of TCGX shareholders and TriGemX stockholders and the fulfillment of other customary closing conditions.

Business Combination Agreement

The Domestication

The Business Combination Agreement provides, among other things, that at least one business day prior to the closing of the Business Combination (the “Closing” and the date upon which the Closing actually occurs, the “Closing Date”), TCGX will deregister from the Register of Companies in the Cayman Islands and transfer by way of continuation from the Cayman Islands to Delaware and domesticate as a Delaware corporation in accordance with Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) and Part 12 of the Companies Act (Revised) of the Cayman Islands (the “Domestication”). In connection with the Domestication, (i) each outstanding Class A ordinary share of TCGX (each, a “TCGX Class A Share”), each outstanding Class B ordinary share of TCGX (each, a “TCGX Class B Share”) will be converted into one share of common stock, par value $0.0001 per share, of TCGX (the “New TriGemX Common Stock”), (ii) TCGX will file the New TriGemX COI with the Secretary of State of the State of Delaware and adopt the New TriGemX Bylaws (each, as defined and described below) and (iii) TCGX’s name will be changed to “TriGemX Bio, Inc.” (the resulting post-Closing entity, “New TriGemX”).

TCGX Shareholder Redemptions

TCGX will provide the holders of TCGX Class A Shares the right to have all or a portion of their TCGX Class A Shares redeemed for cash in connection with the Business Combination, in accordance with TCGX’s governing documents, for a per-share price equal to the pro rata portion of the funds then in TCGX’s trust account (including interest not previously released to pay taxes). Any such redemptions will occur immediately prior to the consummation of the Domestication.

The Merger

Subject to the terms and conditions of the Business Combination Agreement, following the Domestication, Merger Sub will merge with and into TriGemX, with TriGemX surviving the merger as a wholly-owned subsidiary of TCGX (the “Merger”). At the time the Merger becomes effective (the “Effective Time”), (i) each share of TriGemX common stock (collectively, “TriGemX Common Shares”) issued and outstanding as of immediately prior to the Effective Time (including such shares issued upon the conversion of all shares of TriGemX preferred stock into TriGemX Common Shares prior to the Effective Time in accordance with the terms of the Business Combination Agreement, but excluding TriGemX Common Shares held in treasury or by TriGemX stockholders who have properly demanded appraisal of such TriGemX Common Shares in accordance with Section 262 of the DGCL) will be automatically canceled and extinguished and converted into the right to receive a number of shares of New TriGemX Common Stock equal to an exchange ratio, which is based on the agreed pre-money equity value of TriGemX of $361,000,000, the agreed New TriGemX Common Stock value of $10.00 per share and TriGemX’s fully-diluted share count, as set forth in the Business Combination Agreement (the “Exchange Ratio”); and (ii) each option to purchase TriGemX Common Shares (each, a “TriGemX Option”), whether vested or unvested, will be assumed by TCGX and converted into an option to purchase New TriGemX Common Stock in an amount equal to the product (rounded down to the nearest whole number) of (x) the number of TriGemX Common Shares subject to such TriGemX Option immediately prior to the Effective Time, multiplied by (y) the Exchange Ratio, at an exercise price per share (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of such TriGemX Option immediately prior to the Effective Time, divided by (B) the Exchange Ratio, and generally subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding TriGemX Option immediately prior to the Effective Time.

Representations and Warranties; Covenants

The Business Combination Agreement contains representations, warranties and covenants of each of the parties thereto (the “Parties”) that are customary for transactions of this type, including with respect to the operations of TCGX and TriGemX prior to the Closing and the preparation and filing of a registration statement on Form S-4 relating to the Business Combination containing a prospectus and proxy statement of TCGX (the “Registration Statement / Proxy Statement”) with the Securities and Exchange Commission (the “SEC”). In addition, TCGX has agreed to adopt the New TriGemX Equity Incentive Plan and the New TriGemX Employee Stock Purchase Plan (as defined and described below) prior to the Closing, as described in the Business Combination Agreement.

Governance

TCGX has agreed to take all action within its power as may be necessary or appropriate such that, effective immediately after the Closing, the New TriGemX board of directors will initially consist of seven directors, which directors will include six designees of TriGemX, of which at least three will be independent under the applicable Nasdaq listing rules, and one designee of TCGX, with a majority of the directors qualifying as independent under the applicable Nasdaq listing rules.

Conditions to Closing

The obligations of each of TCGX and TriGemX to consummate the Business Combination are subject to certain closing conditions, including, but not limited to, (i) no legal restraint or prohibition issued by any governmental entity enjoining, prohibiting or preventing the consummation of the Business Combination being in effect, (ii) the effectiveness of the Registration Statement / Proxy Statement, (iii) receipt of the requisite approvals and consents of TCGX’s shareholders and TriGemX’s stockholders, and (iv) the approval for listing of the New TriGemX Common Stock (including, for the avoidance of doubt, the shares of New TriGemX Common Stock to be issued pursuant to the Merger) on Nasdaq.

The obligation of TCGX to consummate the Business Combination is also subject to the fulfillment of other customary closing conditions, including, but not limited to, there having been no Company Material Adverse Effect (as defined in the Business Combination Agreement) since the date of the Business Combination Agreement that is continuing.

The obligation of TriGemX to consummate the Business Combination is also subject to the fulfillment of other customary closing conditions, including, but not limited to, (i) there having been no TCGX Material Adverse Effect (as defined in the Business Combination Agreement) since the date of the Business Combination Agreement that is continuing, (ii) the Available Closing Cash (as defined in the Business Combination Agreement), which includes the aggregate cash proceeds available for release from TCGX’s trust account (after deducting any amounts paid to TCGX shareholders that exercise their redemption rights in connection with the Business Combination, but before payment of deferred underwriting commissions and transaction expenses), together with the proceeds from the PIPE Financing (as described below) and any Permitted Sponsor Subscriptions (as defined in the Business Combination Agreement), equaling at least $150,000,000, and (iii) the consummation of the Domestication.

Termination

The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including, but not limited to, (i) by mutual written consent of TCGX and TriGemX, (ii) by TCGX if the representations and warranties of TriGemX are not true and correct or if TriGemX fails to perform any pre-closing covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by TriGemX if the representations and warranties of any TCGX Party (as defined in the Business Combination

Agreement) are not true and correct or if any TCGX Party fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenant or agreement, as applicable, are not cured or cannot be cured within certain specified time periods, (iv) subject to certain limited exceptions, by either TCGX or TriGemX if the Business Combination is not consummated by June 30, 2027, (v) by either TCGX or TriGemX if the requisite TCGX shareholder approvals are not obtained after the conclusion of the meeting at which TCGX’s shareholders voted on such matters, (vi) by either TCGX or TriGemX, if any governmental entity has issued a final and non-appealable order prohibiting the Business Combination, (vii) by TriGemX, prior to receipt of the requisite TCGX shareholder approvals, if the TCGX board of directors changes its recommendation in a manner adverse to TriGemX, and (viii) by TCGX if TriGemX’s stockholders do not deliver to TCGX a written consent approving the Business Combination within two business days following the date on which the Registration Statement / Proxy Statement is declared effective.

If the Business Combination Agreement is validly terminated, none of the Parties will have any liability (absent fraud or willful breach of the Business Combination Agreement prior to such termination) or any further obligation under the Business Combination Agreement other than customary confidentiality obligations and certain other provisions that expressly survive termination.

The foregoing description of the Business Combination Agreement and the Business Combination does not purport to be complete and is qualified in its entirety by the terms and conditions of the Business Combination Agreement and any related agreements. The Business Combination Agreement contains representations, warranties and covenants that the respective Parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective Parties and are subject to important qualifications and limitations agreed to by the Parties in connection with negotiating such agreement. The Business Combination Agreement is not intended to provide any other factual information about TCGX, TriGemX, or any other Party to the Business Combination Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Business Combination Agreement, which were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the Parties, are subject to limitations agreed upon by the Parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the Parties instead of establishing these matters as facts) and are subject to standards of materiality applicable to the Parties that may differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Business Combination Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any Party to the Business Combination Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Business Combination Agreement, which subsequent information may or may not be fully reflected in TCGX’s public disclosures.

A copy of the Business Combination Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Related Agreements

The Business Combination Agreement contemplates the execution of various additional agreements and instruments, on or before the Closing, including, among others, the following:

Sponsor Letter Agreement

Concurrently with the execution of the Business Combination Agreement, TCGX, TCGX Sponsor, LLC, a Delaware limited liability company (the “Sponsor”), Andrew Cheng, M.D., Ph.D., Ying Huang, Ph.D. and Wei Lin, M.D. (the “Other Class B Holders”) and TriGemX entered into the Sponsor Letter Agreement (the “Sponsor Letter Agreement”), pursuant to which the Sponsor and each Other Class B Holder, as a holder of TCGX Class B Shares (the “Founder Shares”), has agreed to, among other things, (i) vote in favor of the Business Combination Agreement and the Business Combination, (ii) waive any adjustment to the conversion ratio set forth in the governing documents of TCGX or any other anti-dilution or similar protection with respect to the Founder Shares (whether resulting from the transactions contemplated by the Subscription Agreements (as defined below) or otherwise), (iii) be bound by certain other covenants and agreements related to the Business Combination, (iv) be bound by certain transfer restrictions with respect to his, her or its shares in TCGX prior to the Closing, and (v) be subject to the restrictions contemplated by the Lock-Up Agreement (as defined below), and the Sponsor has agreed to cause up to 539,062 Founder Shares held by it to be forfeited immediately prior to the Effective Time to the extent the Available Closing Cash (as defined in the Business Combination Agreement) is less than $161,000,000, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement.

A copy of the Sponsor Letter Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference, and the foregoing description of the Sponsor Letter Agreement is qualified in its entirety by reference thereto.

PIPE Financing (Private Placement)

Concurrently with the execution of the Business Combination Agreement, TCGX entered into subscription agreements (the “Subscription Agreements”) with certain qualified institutional buyers, institutional accredited investors, and other accredited investors, including, among others, TCG Crossover Fund III, L.P., an affiliate of the Sponsor (collectively, the “PIPE Investors”). Pursuant to the Subscription Agreements, the PIPE Investors agreed to subscribe for and purchase, and TCGX agreed to issue and sell to the PIPE Investors, on the Closing Date, an aggregate of 16,000,000 shares of New TriGemX Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $160,000,000 (the “PIPE Financing”).

The obligations of each party to consummate the PIPE Financing are conditioned upon, among other things, (i) the New TriGemX Common Stock (including the New TriGemX Common Stock issuable to the PIPE Investors pursuant to the Subscription Agreements) having been approved for listing on Nasdaq; (ii) the accuracy in all material respects of certain fundamental representations and warranties of TCGX; (iii) the satisfaction or waiver of all conditions precedent to the Closing under the Business Combination Agreement, with the Closing scheduled to occur substantially concurrently with or immediately following the closing of the PIPE Financing; and (iv) the absence of specified adverse judgments, orders, laws, rules or regulations making illegal, enjoining or otherwise prohibiting the consummation of the Business Combination.

The obligations of TCGX to consummate the PIPE Financing are further subject to additional conditions, including, among other things: (i) material truth and accuracy of the representations and warranties of the PIPE Investors, subject to customary bringdown standards; and (ii) material compliance by the PIPE Investors with their covenants, agreements and conditions under the Subscription Agreements.

The obligations of the PIPE Investors to consummate the PIPE Financing are further subject to additional conditions, including, among other things: (i) the Business Combination Agreement shall not have been amended, modified, or supplemented, and no condition waived thereunder, in a manner that would reasonably be expected to materially and adversely affect the economic benefits that a PIPE Investor (in its capacity as such) would reasonably expect to receive under the Subscription Agreements; (ii) the material truth and accuracy of the representations and warranties of TCGX in the Subscription Agreements, subject to customary bringdown standards; (iii) no subscription agreement, or other agreements or understandings (including side letters) entered into in connection with the sale of New TriGemX Common Stock under the Subscription Agreements, with any other PIPE Investors shall have been amended, modified, or waived in any manner that benefits such other PIPE Investor unless all PIPE Investors have been offered substantially the same benefits (other than terms particular to the legal or regulatory requirements of such other PIPE Investor or its affiliates or related persons); (iv) all specified consents, waivers or other authorizations and notices, required to be made in connection with the issuance and sale of New TriGemX Common Stock under the Subscription Agreements shall have been obtained or made, except where failure to so obtain would not prevent TCGX from consummating the transactions contemplated by the Subscription Agreements; (v) material compliance by TCGX with its covenants, agreements and conditions under the Subscription Agreements; and (vi) there has not occurred any Company Material Adverse Effect or TCGX Material Adverse Effect (each as defined in the Business Combination Agreement) since the date of the Subscription Agreements that is continuing.

The Subscription Agreements provide that TCGX will grant the PIPE Investors certain customary registration rights, including an obligation to file a registration statement registering the resale of the shares of New TriGemX Common Stock issued in the PIPE Financing within 30 calendar days after the Closing and to use commercially reasonable efforts to have such registration statement declared effective within specified deadlines.

The foregoing description of the Subscription Agreements and the PIPE Financing is subject to and qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is attached as Exhibit 10.2 hereto, and the terms of which are incorporated herein by reference.

TriGemX Transaction Support Agreements and Stockholder Written Consents

Concurrently with the execution of the Business Combination Agreement, certain stockholders of TriGemX (collectively, the “TriGemX Supporting Stockholders”) entered into a Transaction Support Agreement (collectively, the “Transaction Support Agreements”) with TCGX, pursuant to which the TriGemX Supporting Stockholders have agreed to, among other things, (a) as promptly as reasonably practicable (and in any event within two business days) following the time at which the Registration Statement / Proxy Statement is declared effective, execute and deliver to TriGemX and TCGX the written consents of stockholders holding a sufficient number of shares of TriGemX capital stock required to approve the Business Combination Agreement, each ancillary agreement to which TriGemX is a party and the Business Combination, (b) at any meeting of the stockholders of TriGemX, however called, and in any action by written resolution of the stockholders of TriGemX, to vote (or cause to be voted) (i) in favor of the approval and adoption of the Business Combination Agreement and the Business Combination, and (ii) against and withhold consent to any alternative acquisition proposal or other matter, action or proposal intended or that would reasonably be expected to result in a breach of any of TriGemX’s covenants or obligations under the Business Combination Agreement, result in any of the conditions to Closing thereunder not being satisfied or frustrate the purposes of and otherwise impede or prevent the consummation of the Merger or the Business Combination, (c) not, and direct such TriGemX Supporting Stockholders’ affiliates not to, directly or indirectly, initiate, encourage or otherwise facilitate an alternative acquisition proposal, (d) refrain from transferring any covered securities, (e) appoint TCGX or any individual designated by TCGX for purposes of complying with the obligations under the Transaction Support Agreements as such TriGemX Supporting Stockholders’ agent, attorney-in-fact and proxy to attend on behalf of such TriGemX Supporting Stockholder any meeting of the TriGemX stockholders with respect to the Business Combination and (f) consent to the termination of certain agreements between such TriGemX Supporting Stockholder and TriGemX effective as of the Closing. The obligations under the Transaction Support Agreements automatically terminate upon the earlier of (i) the Effective Time; and (ii) the termination of the Business Combination Agreement in accordance with its terms.

The foregoing description of the Transaction Support Agreements is subject to and qualified in its entirety by reference to the full text of the form of Transaction Support Agreement, a copy of which is attached as Exhibit 10.3 hereto, and the terms of which are incorporated herein by reference.

Registration Rights Agreement

In connection with the Closing, New TriGemX, the Sponsor, certain investment vehicles of TCG Crossover Fund III, L.P., certain existing stockholders of TCGX, TriGemX, certain former directors and officers of TriGemX, and certain former stockholders of TriGemX will enter into an amended and restated registration rights agreement (the “Registration Rights Agreement”). The Registration Rights Agreement will amend and restate the registration rights agreement entered into by TCGX in connection with its initial public offering. Pursuant to the Registration Rights Agreement, among other things, New TriGemX will be required to file a shelf registration statement registering the resale of the registrable securities held by such holders within 30 calendar days following the Closing Date, and such holders will be entitled to customary underwritten shelf takedown, block trade and piggyback registration rights, subject to certain limitations.

The foregoing description of the Registration Rights Agreement is subject to and qualified in its entirety by reference to the full text of the form of Registration Rights Agreement, a copy of which is attached as Exhibit 10.4 hereto, and the terms of which are incorporated herein by reference.

Lock-Up Agreements

In connection with the Closing, the Sponsor, the independent directors of TCGX, certain directors and officers of TriGemX, and certain TriGemX stockholders (collectively, the “Lock-Up Holders”) will enter into a lock-up agreement (the “Holder Lock-Up Agreement”) with New TriGemX. Jefferies LLC will enter into a separate lock-up agreement with New TriGemX (the “Jefferies Lock-Up Agreement” and, together with the Holder Lock-Up Agreement, the “Lock-Up Agreements”).

Pursuant to the Holder Lock-Up Agreement, the Lock-Up Holders will agree not to transfer (except for certain permitted transfers) any shares of New TriGemX Common Stock held by such holder immediately after the Closing (other than shares purchased in the PIPE Financing (including shares purchased by TCG Crossover Fund III, L.P. in satisfaction of its forward purchase commitment) or in the open market after the Closing) until six months after the Closing Date. Pursuant to the Jefferies Lock-Up Agreement, Jefferies LLC will agree to substantially the same transfer restrictions, including the same permitted transfers and exclusions, except that its lock-up period will expire 30 days after the Closing Date.

The foregoing descriptions of the Lock-Up Agreements are subject to and qualified in their entirety by reference to the full texts of the forms of Holder Lock-Up Agreement and Jefferies Lock-Up Agreement, copies of which are attached as Exhibits 10.5 and 10.6 hereto, respectively, and the terms of which are incorporated herein by reference.

New TriGemX Certificate of Incorporation and New TriGemX Bylaws

Concurrently with the Domestication, and prior to the Effective Time, TCGX will file a certificate of incorporation with the Secretary of State of the State of Delaware (“New TriGemX COI”) and will adopt bylaws (“New TriGemX Bylaws”), which together will govern the rights, privileges, and preferences of the holders of New TriGemX securities after the Closing.

The foregoing descriptions of the New TriGemX COI and New TriGemX Bylaws do not purport to be complete and are qualified in their entirety by the terms and conditions of the forms of the New TriGemX COI and New TriGemX Bylaws, copies of which are included as Exhibit F and Exhibit G, respectively, to the Business Combination Agreement (attached as Exhibit 2.1 hereto), and the terms of which are incorporated herein by reference.

New TriGemX Equity Incentive Plan and New TriGemX Employee Stock Purchase Plan

Prior to the Closing, TCGX will approve and adopt, in each case subject to approval by the TCGX shareholders, an equity incentive plan (the “New TriGemX Equity Incentive Plan”) and an employee stock purchase plan (the “New TriGemX Employee Stock Purchase Plan”) to provide eligible service providers of New TriGemX and certain affiliated companies with the opportunity to purchase New TriGemX Common Stock and/or acquire a proprietary interest in New TriGemX. The New TriGemX Equity Incentive Plan will provide for equity incentive compensation grants to employees, consultants and non-employee directors in the form of stock options (both non-qualified stock options and incentive stock options), stock appreciation rights, restricted stock, restricted stock units, and other stock-based and cash-based awards. The New TriGemX Employee Stock Purchase Plan will permit eligible employees to purchase New TriGemX Common Stock at a discount under (i) a component that is intended to be qualified under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and (ii) a component that is not intended to be so qualified under Section 423 of the Code.

The initial number of shares of New TriGemX Common Stock reserved and available for issuance under the New TriGemX Equity Incentive Plan will equal the sum of (i) 5% of the shares of New TriGemX Common Stock issued and outstanding on a fully diluted basis at the Closing, (ii) the number of shares remaining available for grant under TriGemX’s existing equity plan immediately prior to the Closing (as adjusted to reflect the Merger) and (iii) the number of shares of New TriGemX Common Stock subject to assumed TriGemX Options that, following the Closing, are cancelled or forfeited or expire without the issuance of shares thereunder. From and after the Closing, no additional awards will be granted under TriGemX’s existing equity plan and that plan will be terminated.

The initial number of shares of New TriGemX Common Stock reserved and available for issuance under the New TriGemX Employee Stock Purchase Plan, and any annual increase thereto beginning in 2028, will be mutually agreed between TCGX and TriGemX.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the issuance of New TriGemX Common Stock in connection with the transactions contemplated by the Subscription Agreements is incorporated by reference herein. The shares of New TriGemX Common Stock issuable to the PIPE Investors pursuant to the Subscription Agreements will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided in Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On October 19, 2026, TCGX and TriGemX issued a press release announcing the Business Combination. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Attached as Exhibit 99.2 and incorporated by reference herein is an investor presentation, dated October 2026.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of TCGX under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Additional Information about the Proposed Business Combination and Where to Find It

The proposed Business Combination will be submitted to shareholders of TCGX for their consideration. TCGX intends to file a registration statement on Form S-4 with the SEC, which will include preliminary and definitive proxy statements to be distributed to TCGX’s shareholders in connection with TCGX’s solicitations of proxies from TCGX’s shareholders with respect to the proposed Business Combination and other matters to be described in the registration statement, as well as the prospectus relating to the offer of the securities to be issued to the stockholders of TriGemX in connection with the completion of the proposed Business Combination. After the registration statement has been filed and declared effective, TCGX will mail a definitive proxy statement/prospectus and other relevant documents relating to the proposed Business Combination and other matters to be described in the registration statement to TriGemX stockholders and TCGX shareholders as of a record date to be established for voting on the proposed Business Combination. Before making any voting or investment decision, TCGX shareholders, TriGemX stockholders, and other interested persons are urged to read these documents and any amendments thereto, as well as any other relevant documents filed with the SEC by TCGX in connection with the proposed Business Combination and other matters to be described in the registration statement, when they become available because they will contain important information about TCGX, TriGemX and the proposed Business Combination. Shareholders will also be able to obtain free copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed by TCGX with the SEC, once available, without charge, at the SEC’s website located at www.sec.gov, or by directing a written request to TCGX Acquisition Corp., 245 Lytton Ave., Suite 350, Palo Alto, California 94301.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity; expectations and timing related to the success, cost and timing of product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of elismetrep and TriGemX’s other product candidates, the size and growth potential of the markets for elismetrep and TriGemX’s other product candidates; financing and other business milestones; potential benefits of the proposed Business Combination and other related transactions; and expectations relating to the proposed Business Combination and other related transactions. These statements are based on various assumptions, whether or not identified in this Current Report on Form 8-K, and on the current expectations of TriGemX’s and TCGX’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of TriGemX and TCGX. These forward-looking statements are subject to a number of risks and uncertainties, including but not limited to changes in domestic and foreign business, market, financial, political, and legal conditions; the inability of the Parties to successfully or timely consummate the proposed Business Combination and other related transactions, including the risk that any regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions (such as any SEC statements or enforcement actions or other actions relating to SPACs) that could adversely affect the combined company or the expected benefits of the proposed Business Combination and other related transactions; failure to realize the anticipated benefits of the proposed Business Combination and other related transactions; risks related to the approval of elismetrep and TriGemX’s other product candidates and the timing of expected regulatory and business milestones; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive products and product candidates; ability to obtain sufficient supply of materials; ability to obtain additional financing; ability to attract and retain qualified personnel; global economic and political conditions; the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; legal and regulatory changes; the outcome of any legal proceedings that may be instituted against TCGX or TriGemX related to the proposed Business Combination; the effects of competition on TriGemX’s future business; and the amount of redemption requests made by TCGX’s public shareholders. Additional risks related to TriGemX’s business include, but are not limited to: uncertainty regarding outcomes of TriGemX’s product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of elismetrep and TriGemX’s other product candidates; risks associated with TriGemX’s efforts to commercialize its product candidates; TriGemX’s ability to maintain its existing agreements with third parties and to negotiate and enter into new definitive agreements on favorable terms, if at all; the impact of competing product candidates on TriGemX’s business; intellectual property-related claims; TriGemX’s ability to attract and retain qualified personnel; and TriGemX’s ability to source the raw materials for its product candidates. Additional risks related to TCGX include those factors discussed in documents TCGX has filed or will file with the SEC, together with the risks described in the Investor Presentation that is included as Exhibit 99.2 to this Current Report on Form 8-K and also set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in TCGX’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026, and in those documents that TCGX has filed, or will file, with the SEC.

If any of these risks materialize or TCGX’s or TriGemX’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither TCGX nor TriGemX presently know or that TCGX and TriGemX currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect TCGX’s and TriGemX’s expectations, plans, or forecasts of future events and views as of the date of this Current Report on Form 8-K and are qualified in their entirety by reference to the cautionary statements herein. TCGX and TriGemX anticipate that subsequent events and developments will cause TCGX’s and TriGemX’s assessments to change. These forward-looking statements should not be relied upon as representing TCGX’s and TriGemX’s assessments as of any date subsequent to the date of this Current Report on Form 8-K. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither TCGX, TriGemX nor any of their respective affiliates undertake any obligation to update these forward-looking statements, except as required by law.

Participants in the Solicitation

TCGX, TriGemX, and their respective directors and executive officers may be deemed to be participants in the solicitations of proxies from TCGX’s shareholders with respect to the proposed Business Combination and the other matters set forth in the registration statement. Information regarding TCGX’s directors and executive officers, and a description of their interests in TCGX is contained in TCGX’s final prospectus relating to its initial public offering, filed with the SEC on August 6, 2026, which is available free of charge at the SEC’s website located at www.sec.gov, or by directing a request to TCGX Acquisition Corp., 245 Lytton Ave., Suite 350, Palo Alto, California 94301. Additional information regarding the interests of such participants in the proxy solicitation and a description of their direct and indirect interests will be contained in the proxy statement/prospectus relating to the proposed Business Combination when it becomes available. Shareholders, potential investors and other interested persons should read the proxy statement/prospectus carefully when it becomes available before making any voting or investment decisions. You may obtain free copies of these documents from the sources described above.

This Current Report on Form 8-K is not a substitute for the registration statement or for any other document that TCGX and TriGemX may file with the SEC in connection with the proposed Business Combination. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain free copies of other documents filed with the SEC by TCGX, without charge, at the SEC’s website located at www.sec.gov.

No Offer or Solicitation

This Current Report on Form 8-K shall not constitute an offer to sell, or the solicitation of an offer to buy, or a recommendation to purchase, any securities, in any jurisdiction, or the solicitation of any vote, consent or approval in any jurisdiction in connection with the proposed Business Combination or any related transactions, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful. This Current Report on Form 8-K is not, and under no circumstances is to be construed as, a prospectus, an advertisement or a public offering of the securities described herein in the United States or any other jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or exemptions therefrom. INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1†*	Business Combination Agreement, dated as of October 18, 2026, by and among TCGX Acquisition Corp., TriGemX Merger Sub, Inc. and TriGemX Bio, Inc.

10.1*	Sponsor Letter Agreement, dated as of October 18, 2026, by and among TCGX Sponsor, LLC, certain other holders of TCGX Acquisition Corp. Class B ordinary shares party thereto, TCGX Acquisition Corp. and TriGemX Bio, Inc.

10.2	Form of Subscription Agreement.

10.3*	Form of Transaction Support Agreement.

10.4	Form of Registration Rights Agreement.

10.5	Form of Holder Lock-Up Agreement.

10.6	Form of Jefferies Lock-Up Agreement.

99.1	Press Release, dated October 19, 2026.

99.2	Investor Presentation, dated October 2026.

104	Cover Page Interactive Data File, formatted in Inline XBRL

†

Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

*

Certain portions of these exhibits have been redacted pursuant to Item 601(b)(2)(ii) or 601(b)(10)(iv) of Regulation S-K. The Registrant hereby agrees to furnish supplementally an unredacted copy of the exhibit to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 19, 2026
TCGX Acquisition Corp.

	By:	/s/ Chen Yu
	Name:	Chen Yu, M.D., M.B.A.
	Title:	Chief Executive Officer